Exhibit 3.181

No. of Company REPUBLitl OF SINGAPORE THE COMPANIES ACT, CAP. 50 COMPANY LIMITED BY SHARES MEMORANDUM AND ARTICLES OF ASSOCIATION OF PETROLEUM INTERNATIONAL PTE. LTD. (A Private flompany) Incorporate:d on the 28th day of January 2003 LDdged in 'the Office of tile Registrar of Companies, Singapore.

INDEX

PAGE

CERTIFICATE OF INCORPORATION

MEMORANDUM OF ASSOCIATION .... (i) - (v)

ARTICLES OF ASSOCIATION:- .... 1 - 22

Table "A" excluded 1
Interpretation 1
Shares 2
Lien 3
Calls on Shares 4
Transfer of Shares 4
Transmission of Shares 6
Forfeiture of Shares 6
Conversion of Shares into Stock 8
Alterations of Capital 8
Increase of Capital 9
Modification of Class Rights 9
General Meetings 10
Proceedings at General Meetings 10
Votes of Members 11
Directors 12
Powers and Duties of Directors 14
Proceedings of Directors 16
The Seal 17
Dividends and Reserve Fund 17
Capitalisation of Reserves, etc. 18
Accounts 19
Audit 20
Notices 20
Winding up 20
Indemnity 21

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THE COMPANIES ACT, (CAP. 50)

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

PETROLEUM INTERNATIONAL PTE. LTD.

1. The name of the Company is Petroleum International Pte. Ltd.

2. The registered office of the Company will be situate in the Republic of Singapore.

3. The objects for which the Company is established are:-

    (1) To operate and carry on drilling and oilfield services and mining and engineering services of all kinds including but without limiting the generality thereof site engineering, well logging, well perforating, well cementing, drill stem testing, sampling and fishing tool operations, water and effluent treatment and drilling mud filtering and screening.

    (2) To provide technical and management advice to, and to service, supervise and otherwise assist customers of the company in Singapore and elsewhere with reference to the same or similar businesses.

    (3) To produce manufacture import export buy sell and deal in drilling mud additives and chemicals and machinery and implements of all kinds used in mining and drilling for oil, gas, water and other substances.

    (4) To carry on business of providing, selling or renting or renting equipment and tools, include safety equipment and devices, services and support for oil drilling, exploration and other oilfield-related activities and or act as importers, exporters, agents, distributors, dealers, manufacturers, wholesalers, and retailers of all goods, produce, articles and merchandise of all kinds and descriptions.

    (5) To carry out on the business of manufacture and repair of oilfield and gasfield machinery and equipment, petroleum and mining consultancy services and exploration services.

    (6) To develop, manufacture, purchase, sell, lease, assign, pledge, mortgage or transfer, and otherwise to dispose of and deal in rock drilling bits, tool joints and other oil well and refinery materials supplies, equipment, tools and machinery of every kind and nature, used or desirable in the oil and gas industry, equipment, machinery or tools used in any aspect of the construction, demolition, mining and quarrying industries and any machinery, engines, tools, parts or components of any kind involving precision manufacturing techniques.

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(ij} (7) To carry on the business of exploring and developing sources of energy, in particular but not limited to exploring and developing sources of energy related to or derived from oil and gas, including drilling, field development, base supply support, refining, storage, transport, market, import, export and generally to deal in petroleum, petro-chemicals, gas, and products thereof. {8} To undertake or direct the management of property, buildings, lands and estates (of any tenure or kind} of any person, persons or corporation in the capacity of stewards or otherwise. (9) To purchase and sell for any person, persons, or corporation freehold or other property, buildings or lands, or any share or shares, interest or interests therein, and to transact on commission or otherwise the general business of a land agent. {101 To establish or acquire and carry on offices factories stores and depots and to apply for acquire and hold any barters privileges monopolies licences patents or other rights or powers from any Government. (11) To construct, equip, improve, alter, maintain, work, manage, carry out or control docks, wharves, piers, railways. tramways, airports, water-courses, hydraulic works, tefephones, gasworks, electric works, factories, warehouses and other buildings works and conveniences which may seem calculated directly or indirectly to advance the Company's interests and to contribute, subsidise or otherwise assist or take part in the construction, equipment, improvement, maintenance, working, management, carrying out or control thereof and to take any lease and enter into any working agreement in respect thereof. (12) To purchase, take on, lease, exchange, hire or otherwise acquire any real or personal property, patents, licences, rights or privileges which the Company may think necessary or convenient for the purposes of its business, and to construct, maintain and alter any buildings or works necessary or convenient for the purposes of the Company. (13) To act as agents for the issue of any loan by and to issue and place any stocks, bonds, shares, or securities of any sovereign state or authorities, supreme, local or otherwise, and to transact all kinds of agency business, and in particular to collect debts and negotiate loans and generally to carry on and undertake any business transaction commonly carried on or undertaken by promoters of companies, concessionaires, contractors for public works, capitalists, merchants or traders. {141 To act as agents for any other company, association or persons, whatever be the business such company, association or person carries on, and to carry on the business of advertising contractors and agents and any other business which may be usefully carried on in connection with such business and to carry on the business of manufacturers of all kinds of apparatus, appliances, plants and material employed by advertising contractors in their business and to sell and dispose of and to use the same for the purposes of the Company. {151 To carry on all kinds of exploration business and in particular to search, prospect, examine and explore mines and ground supposed to contain tin ore, oils, or other minerals and to search for and obtain information in regard to mines, mining claims, mining districts and localities. {16} To examine and obtain reports upon estates used for the cultivation of rubber and other products of any kind and land supposed to be suitable for the cultivation of rubber or other products. (17} To purchase, obtain grants, leases, licences or options over or otherwise acquire and to sell, turn to account, dispose of and deal with mines and mining rights, land supposed to contain tin ore, oils or other minerals, estates used for the cultivation of rubber or other products of any kind and land supposed to be suitable for the cultivation of rubber or other products as aforesaid and also undertakings, dredges, machinery, buildings and other property in any way connected with the foregoing, and while in occupation or control of any such property as N:\LKS\Incorporation\Petroleum International Pte, Ltd. (900047)\M&A C,etroleum International Pte. Ltd.).doc

(iii) aforesaid to preserve, safeguard, develop and manage the same and to carry on the same as a going-concern. (1 B) To carry on any other trade or business whatsoever which may, in the opinion of the Board of Directors, be advantageously or conveniently carried on by the Company by way of extension of or in connection with or as ancillary to any such business as aforesaid, or is calculated directly or indirectly to develop any branch of the Company's business or to increase the value of or tum to account, any of the Company's assets, property or rights. (19) To acquire and take over the whole or any part of the business, property and liabilities of any person or persons, firm or corporation, carrying on any business which the Company is authorised to carry on, or possessed of any property or rights suitable for the purposes of the Company. [20) To take or otherwise acquire and hold shares, stock, debentures or other securities of or interests in any other company having objects altagether or in part similar to those of the Company or carrying on or about to carry on any business capable of being conducted so as directly or indirectly to benefit the Company. (21) To pay for any property or rights acquired by the Company, either in cash or in fully or partly paid shares, or by the issue of securities, or partly in one mode and partly in another, and generally on such terms as may be determined. (22) To borrow or raise or secure the payment of money by mortgage, or by the issue of debentures or debenture stock, perpetual or otherwise, or in such other manner as the Company shall think fit, and for the purposes aforesaid or for any other lawful purpose to charge all or any of the Company's property or assets, present and future, including its uncalled capital, end collaterally or further to secure any securities of the Company by a trust deed or other assurance. (23) To draw, make, accept, indorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments. (24) To grant pensions, allowances, gratuities and bonuses to officers, ex-officers, employees, ex-employees of the Company or to its predecessors in business or the dependants relations or connections of any such persons, and to support or subscribe to any charitable public or political institutions, clubs, societies or funds. To subscribe or guarantee money for any national, local, charitable, benevolent, public, general or useful object, or for any exhibition, or for any purpose which may be considered likely directly or indirectly to further the objects of the Company or the interests of its members. (25) To lend money on any terms that may be thought fit, and particularly to customers, other persons or corporations having dealings with the Company, and to give any guarantees that may be deemed expedient. (26) To invest any moneys of the Company not required for the purposes of its business in such investments or securities as may be thought expedient. (27) To enter into any partnership or arrangement in the nature of a partnership, co-operation or union of interest, with any person, persons or corporation engaged, interested or about to become engaged or interested in the carrying on or conduct of any business or enterprise which the Company is authorised to carry on or conduct or from which the Company would or might derive any benefit whether direct or indirect. (28) To establish or promote any other company whose objects shall include the taking over of any of the assets and liabilities of the Company or the promotion of which shall be calculated to advance its interests, and to acquire and hold any shares or securities of any such company. N:\LKS\Incorporation\PecroleUJ11 International Pte. L«l. (900047)\M&A (Petroleum International Pte. Ltd.).doc;

(iv) (29) To acquire and hold or dispose of shares, stock or securities of and guarantee the payment of dividends, interest or capital of any shares, stock or securities issued by or any other obligations of any such company. (30) To sell, improve, manage, develop, tum to account, exchange, let on rent, or otherwise, grant licences, easements and other rights in or over, and in any other manner deal with or dispose of the undertaking, all or any of the property and assets for the time being of the Company for such consideration as the Company may think fit. (31) To amalgamate with any other company whose objects are or include objects similar to those of the Company, whether by sale or purchase (for fully or partly paid-up shares or otherwise) of the undertaking, subject to the liabilities of the Company or any such other company as aforesaid, with or without winding-up, or by sale or purchase (for fully or partly paid-up shares or otherwise) of all or a controlling interest in the shares or stock of the Company or any such other company as aforesaid, or by partnership, or any arrangement of the nature of partnership, or in any other manner. (32) To distribute any of the Company's property among the members in specie. (33) To cause the Company to be registered or recognised in any foreign country or place, and to do all or any of the above things in any part of the world, and either as principals, agents, trustees or otherwise, and either alone or in conjunction with others, and by or through agents, sub-oontractors, trustees or otherwise. (a) To make donations for patriotic or for charitable purposes; and (bl To transact any lawful business in aid of the Republic of Singapore in the prosecution of any war or hostilities in which the Republic of Singapore is engaged. (34) To do any or all of the things herein set forth and to the same extent as natural persons could do and in any part of the world as principal agent or otherwise and either alone or with others and to do all such other things as are incidental or the Board of Directors may think conducive to the attainment of the above objects or any of them. The objects set forth in any sub-clause of this clause shall not be restrictively construed but the widest interpretation shall be given thereto, and they shall not, except when the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or by the name of the Company. None of such sub-clauses, the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-olause, but the Company shall have full power to exercise all or any of the powers and to endeavour to achieve all or any of the objects conferred by and provided in any one or more of the said sub-clauses. 4. The liability of the members is limited. 5. The initial share capital of the Company is US$2,000 (United States Currency) divided into 2,000 shares of US$1 .00 each. The shares in the original or any increased capital may be divided into several classes, and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividends, capital, voting or otherwise. N:\LKS\Iocorporation\Petroleum International Pte. Ltd. (900041)\M&A (Petroleum International Pte. Lrd.).doc

(v} We, the several persons whose names, addresses and descriptions are hereunto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the Capital of the Company set opposite to our respective names. Names, Addresses and Descriptions of Subscribers Number of Shares Taken by each Subscriber LIAN KIM SENG 41 Jurong East Avenue 1 #05-02 Pare Oasis Singapore 609777 (Company Secretary) LEE HOCK HENG Apt Blk 862A Tampinas Street 83 #13-418 Singapore 521862 (Executive) Total Number of Shares taken: Dated this 28th day of January 2003 Witness to the above Signatures:- NITA SIM GEOK HOON Practising Chartered Secretary DrewCorp Services Pte Ltd 20 Raffles Place #09-01 Ocean Towers, Singapore 048620 N:\LKS\Im:orporation\Petroleum International Pte. Ltcl. (900041)\M&A (Pelroleum lntemational Pie. L!d.).doc ONE (9~ ONE TWO

THE COMPANIES ACT, (CAP. 50)

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

Of

PETROLEUM INTERNATIONAL PTE. LTD.

TABLE "A" EXCLUDED

Table "A" Excluded.

1. The Regulations in Table "A" in the Fourth Schedule to the Companies Act, (Cap. 50), shall not apply to the Company, except so far as the same are repeated or contained in these Articles.

INTERPRETATION

Interpretation clause.

2. In these Articles the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context:-

WORDS	MEANINGS
The Act	The Companies Act, (Cap. 50) or any statutory modification thereof for the time being in force.
These Articles	These Articles of Association as originally framed or as altered from time to time by Special Resolution.
The Directors	The Directors for the time being of the Company.
The Office	The registered office for the time being of the Company.
The Secretary	The Secretary means any person appointed by the Directors to perform the duties of Secretary of the Company.
The Seal	The Common Seal of the Company.

Writing shall include printing and lithography and any other mode or modes of representing or reproducing words in a visible form.

Words importing the singular number only shall include the plural number, and vice versa.

Words importing the masculine gender only shall include the feminine gender.

Subject as aforesaid, any words or expressions defined in the Act shall, except where the subject or context forbids, bear the same meanings in these Articles.

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Jnitial Capital. How shares to be issued. Private Company. Commission on Subscription of shares. lntef'est ·00 Share capital During Construction. Receipts of Joint holders of Shares, No trust Recognised. Registered Member Entttled to Share Certificate 2 SHARES 3. The initial capital of the Company is US$2,000 (United States Currency) divided into 2,000 shares of US$1.00 each. 4. The shares taken by the subscribers to the Memorandum of Association shall be duly issued by the Directors. Subject as aforesaid and subject always to these Articles, the allotment and issue of shares shall be determined by the Company in General Meeting. Provided Always that the Company in General Meeting may authorise the Directors to allot and issue shares in accordance with the provisions of the Act. 5. The Company is a Private Company, and accordingly (A} no invitation shall be issued to the public to subscribe for any shares or debentures of the Company; (B) the number of the members of the Company (not including persons who are in the employment of the Company, and persons who, having been formerly in the employment of the Company, were while in that employment and have continued after the determination of that employment, to be members of the Company} shall be limited to fifty, provided that, for the purposes of this provision, where two or more persons hold one or more shares in the Company jointly they shall be treated as a single member; (C) the right to transfer the shares of the Company shall be restricted in manner hereinafter appearing; and (DI no invitation shall be issued to the public to deposit money with the Company for fixed periods or payable at call, whether bearing or not bearing interest. 6. The Company may pay to any person a commission in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company; Provided that such commission shall not exceed ten per cent of the price at which such shares are issued, or an amount· equivalent to such percentage; and the requirements of the Act shall be observed. Any such commission may be satisfied in fully paid shares of the Company, in which case the provisions of the Act shall be duly complied with. 7. Where any shares are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings or the provision of any plant which cannot be made profitable for a lengthened period, the Company may pay interest on so much of such share capital as is for the time being paid up for the period and subject to the conditions and restrictions mentioned in the Act, and may charge the same to capital as part of the cost of construction of the works, buildings or plant. 8. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or other moneys payable in respect of such share. 9. No person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or required to recognise any equitable, contingent, future or partial interest in any share or any right whatsoever in respect of any share other than an absolute right to the entirety thereof in the registered holder, except as by these Articles otherwise expressly provided or as by the Act required or pursuant to any Order of Court. 1 o. Subject to the provisions of the Act every member shall be entitled without payment to receive within two (2} months after allotment or lodgement of transfer (unless the conditions of issue provide for a longer interval) one certificate under the Seal for all the shares registered in his name, specifying the number of the shares in respect of which N:\LKS\Incorporation\Petroleum International Pte. Ltd. (900047)\M&A (Petroleum International Pte. Ltd.).doc

3

it is issued and the amount paid up thereon; Provided that in the case of joint holders the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to any one of them shall be sufficient delivery to all. Every certificate shall be signed by one Director and countersigned by the Secretary or a second Director or some other person nominated by the Directors for the purpose unless a share seal is authorised and used.

New certificate may be issued.

11. Subject to the provisions of the Act, if any share certificate shall be defaced, worn out, destroyed or lost it may be renewed on such evidence being produced and such indemnity (if any) being given as the Directors shall require, and (in case of defacement or wearing out) on delivery up of the old certificate, and in any case on payment of such sum not exceeding two dollars ($2/-) as the Directors may from time to time require.

LIEN

Company to Have lien on Shares and Dividends

12. The Company shall have a first and paramount lien upon all shares (whether fully paid or not) registered in the name of any member, either alone or jointly with any other person, for his debts, liabilities and engagements, whether solely or jointly with any other person, to or with the Company, whether the period for the payment, fulfilment or discharge thereof shall have actually arrived or not, and such lien shall extend to all dividends from time to time declared in respect of such shares. However the Directors may at any time declare any share to be exempt, wholly or partially, from the provisions of this Article.

Lien may be Enforced by Sale of shares.

13. The Directors may sell the shares subject to any such lien at such time or times and in such manner as they think fit, but no sale shall be made until such time as the moneys in respect of which such lien exists or some part thereof are or is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, and until a demand and notice in writing stating the amount due or specifying the liability or engagement and demanding payment or fulfilment or discharge thereof and giving notice of intention to sell in default shall have been served on such member or the persons (if any) entitled by transmission to the shares, and default in payment, fulfilment or discharge shall have been made by him or them for seven (7) days after such notice.

Application of Proceeds of Sale.

14. The net proceeds of any such sale shall be applied in or towards satisfaction of the amount due to the Company, or of the liability or engagement, as the case may be, and the balance (if any) shall be paid to the member or the person (if any) entitled by transmission to the shares so sold.

Directors may Transfer and Enter Purchaser's Name in share Register.

15. Upon any such sale as aforesaid, the Directors may authorise some person to transfer the shares sold to the purchaser, and may enter the purchaser's name in the register as holder of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

Member not Entitled to Privileges of Membership Until all calls Paid.

16. No member shall be entitled to receive any dividend or to exercise any privileges as a member until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

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Directors may Make caUs. When called Deemed made, Liabif'rty of johlt Holders. Interest on Unpaid can. Sums payable on allotment deemed a call. Difference in cans. Calls maybe Paid In Advance. Shares to be Transferabte. Persons under Disability. Company Member. 4 CALLS ON SHARES 17. The Directors may, subject to the provisions of these Articles, from time to time make such calls upon the members in respect of all moneys unpaid on their shares as they think fit, provided that fourteen (14) days' notice at least is given of each call and each member shall be liable to pay the amount of every call so made upon him to the persons, by the instalments (if any) and at the times and places appointed by the Directors. 18. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed. 19. The joint holders of a share shall be jointly and severally liable to the payment of all calls and instalments in respect thereof. 20. If before or on the day appoirited for payment thereof a call or instalment payable in respect of a share is not paid, the person from whom the same is due shall pay interest on the amount of the call or instalment at such rate not exceeding 10 per cent per annum as the Directors shall fix from the day appointed for payment thereof to the time of actual payment, but the Directors may waive payment of such interest wholly or in part. 21. Any sum which by the terms of allotment of a share is made payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium, shall, for all purposes of these Articles, be deemed to be a call duly made and payable on the date fixed for payment, and in case of non-payment the provisions of these Articles as to payment of interest and expenses, forfeiture and the like, and all other relevant provisions of these Articles, shall apply as if such sum were a call duly made and notified as hereby provided. 22. The Directors may, from time to time, ma_ke arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and in the time of payment of such calls. 23. The Directors may, if they think fit, receive from any member willing to advance the same all or any Part of the moneys due upon his shares beyond the sums actually called up thereon, and upon the moneys so paid in advance, or so much thereof as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, the Directors may pay or allow such interest as may be agreed between them and such member, in addition to the dividend payable upon such part of the share in respect of which such advance has been made as is actually called up. TRANSFER OF SHARES 24. (A) Subject to the restrictions of these Articles, shares shall be transferable, but every transfer must be in writing in the usual common form, or in such other form as the Directors shall from time to time approve, and must be left at the office, accompanied by the certificate of the shares to be transferred and such other evidence [if any) as the Directors may require to prove the title of the intending transferor. (8) No share shall in any circumstances be knowingly transferred to any infant, bankrupt or person of unsound mind. 25. (A). Subject as is provided in Article 28, any share may be transferred by a member being a company or a liquidator of any member being a company in liquidation to any company which is its holding company or to any company or companies which is or are a subsidiary or associated company or companies of such member or of any company N:\LKS\[ncorporation\Petroteum International Pte. Ltd. (90-0047)\M&A (Petroieum lnternational Pte. Ltd.).doc

Shares to be Offered ta Members. Notice of desire to sell. Company to Find purchaser. Auditor"s Certificate. Company may Complete sale if Retiring member Makes default. If Company Does not find Purchaser Member may sell as he pleases within six months. 5 which is its holding company. (Bl Save as hereby otherwise provided, no share shall be transferred to any person who is not a member of the Company so long as any member or any person selected by the Directors as one whom it is desirable in the interests of the Company to admit to membership is willing to purchase the same at the fair value, which shall be determined as hereinafter provided. (Cl In order to ascertain whether any member or person selected as aforesaid Is willing to purchase a share at the fair value, the person, whether a member of the Company or not, proposing to transfer the same (hereinafter called "the retiring member"! shall give a notice in writing (hereinafter described as a "sale notice") to the Company that he desires to sell the same. Every sale notice shall specify the denoting numbers of the shares which the retiring member desires to sell, and shall constitute the Company the agent of the retiring member for the sale of such shares to any member of the Company at the fair value. No sale notice shall be withdrawn except with the sanction of the Directors. (D) If the Company shall, within twenty-eight days after service of a sale notice. find a member or person selected as aforesaid willing to purchase any share comprised therein (hereinafter described as a "purchasing member") and shall give notice thereof to the retiring member, the retiring member shall be bound upon payment .of the . fair value to transfer the share to such purchasing members, who shall be bound to complete the purchase within twenty-one days from the service of such last mentioned notice. The Directors shall, with a view to finding a purchasing member, offer any shares comprised in a sale notice to the persons then holding the remaining shares in the Company as nearly as may be in proportion to their holdings of shares in the Company, and shall limit a time within which such offer if not accepted will be deemed to be declined; and the Directors shall make such arrangements as regard the finding of a purchasing member for any shares not accepted by a member to whom they shall have been so offered as aforesaid within the time so limited as they shall think just and reasonable. (El In case any difference arises between the retiring member and the purchasing member as to the fair value of a share, the Auditor shall on the application of either party certify in writing the sum which in his opinion is the fair value and such sum shall be deemed to be the fair value and in so certifying the Auditor shall be considered to be acting as an expert and not as an Arbitrator and accordingly the Arbitration Act shall not apply. (Fl In the event of the retiring member failing to carry out the sale of any shares which he shall have become bound to transfer as aforesaid, the Directors may authorise some person to execute a transfer of the shares to the purchasing member and may give a good receipt for the purchase price of such shares, and may register the purchasing member as holder thereof and issue to him a certificate for the same, and thereupon the purchasing member shall become indefeasibly entitled thereto. The retiring member shall in such case be bound to deliver up his certificate for the said shares, and on such delivery shall be entitled to receive the said purchase price, without interest, and if such certificate shall comprise any shares which he has not become bound to transfer as aforesaid the Company shall issue to him a balance certificate for such shares. (GI If the Directors shall not, within the space of twenty-eight days <1fter service of a sale notice, find a purchasing member for all or any of the shares comprised therein and give notice in manner aforesaid, or if, through no default of the retiring member, the purchase of any shares in respect of which such last mentioned notice shall be given shall not be completed within twenty-one days from the service of such notice, N:\LKS\Incorporation\Petroleum International Pte. Ltd. {900047)\M&.A (Petroleum International Pte. Ltd.).doc

Transfers to be Executed by Both parties. Company to Provide and Secretary to Keep register. Directors may Refuse to Register in Certain i:::ases. Transfer fee. Register of Transfers may be closed. On. death of Member StJrvivor or Executor only Recognised. Person entitled May receive Dtvidends Without befng Registered as Member, but May not vote. Ditectors may Require Payment-of call With interest and expenses. 6 the retiring member shall, at any time within six months thereafter, be at liberty, subject to Article 28 hereof, to sell and transfer the shares comprised in his sale notice (or such of them as shall not have been sold to a purchasing member) to any person and at any price. 26. The instrument of transfer of a share shall be executed both by the transferor and the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members in respect thereof. 27. The Company shall provide a book to be called the "Register of Transfers' which shall be kept by the Secretary under the control of the Directors, and in which shall be entered the particulars of every transfer or transmission of every share. 28. The Directors may, in their absolute discretion, and without assigning any reason, refuse to register a transfer of any share. The Directors may refuse to register any transfer of shares on which the Company has a lien or any transfer which might cause the number of members to exceed the limit prescribed by Article 5. If the Directors refuse to register a transfer of any shares, they shall, within one 11) month after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal, as required by the Act. 29. Such fee, not exceeding Two dollars ($2/.) for each transfer, as the Directors may from time to time determine, may be charged for registration of a transfer. 30. The register of transfers may be closed during the fourteen days immediately preceding every Annual General Meeting of the Company, and at such other times (if any) and for such period as the Directors may from time to time determine, provided always that it shall not be closed for more than thirty days in any year. TRANSMISSION OF SHARES 31. (A) In the case of the death of a member, the survivors or survivor, where the deceased was e joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares, but nothing herein contained shall release the estate of a deceased joint holder from any fiability in respect of any share jointly held by him. {B) Any person becoming entitled to a share in consequence of the death or bankruptcy of any member may, upon producing such evidence of title as the Director shall require, be registered himself as holder of the share, or, subject to the provisions as to transfers herein contained, transfer the same to some other person. 32, A person entitled to a share by transmission .shall be entitled to receive, and may give a discharge for, any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of it to receive notices of, or to attend or vote at meetings of the Company, or, save as aforesaid, to exercise any of the rights or privileges of a member, unless and until he shall become a member in respect of the share. FORFEITURE OF SHARES 33. If any member fails to pay the whole or any part of any call or instalment of a call on or before the day appointed for the payment thereof the Directors may at any time thereafter, during such time as the call or instalment or any part thereof remains unpaid, serve a notice on him or on the person entitled to the share by transmission requiring him to pay such call or instalments, or such part thereof as remains unpaid, together with N:\LKS\Jncorporation\Petro1eum International Pte. Ltd. (900047)\M&A (Petroleum International Pte. Ltd.).doc

Notice requiring Payment to Contafn certain Particulars. On non-com pliance with Notice shares forfeited on Resolution of Directors. Notice of Forfeiture to be Given and Entered in Register of Members. Directors may Allow forfeited share to be redeemed, Procedure for Shares Forieited. Former holder of forfeited shares liable for call made before forfeiture. Consequences of forfeiture. Tttle to Forfeited Shares. 7 interest at such rate not exceeding 10 per cent per annum as the Directors shall determine, and any expenses that may have accrued by reason of such non-payment. 34. The notice shall name a further day (not earlier than the expiration of seven days from the date of the notice) on or before which such call or instalment, or such part as aforesaid, and all interest and expenses that have accrued by reason of such non-payment, are to be paid. It shall also name the place where payment is to be made, and shall state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call was made will be liable to be forfeited. 35. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. A forfeiture of shares shall include all dividends in respect of the shares not actually paid before the forfeiture, notwithstanding that they shall have been declared. 36. When any share hes been forfeited in accordance with. these Articles, notice of the forfeiture shall forthwith be given to the holder of the shares or to the person entitled to the share by transmission, as the case may be, and an entry of such notice having been given, and of the forfeiture with the date thereof, shall forthwith be m.ade. in the register of members opposite to the share; but the provisions of this Article are directory only, and no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make such entry as aforesaid. 37. Notwithstanding any such forfeiture as aforesaid, the Directors may, at any time before the forfeited share has been otherwise disposed of, annul the forfeiture, upon the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share and upon such further terms (if any) as they shall see fit. 38. Every share which shall be forfeited may be sold, re-allotted, or otherwise disposed of, either to the person who was before forfeiture the holder thereof, or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit, and the Directors may, if necessary, authorise some person to transfer the same to such other person as aforesaid. 39. A shareholder whose sheres have been forfeited shall, notwithstanding, be liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture, and interest thereon to the date of payment, in the same manner in all respects as if the shares had not been forfeited, and to satisfy all {if any) the claims and demands which the Company might have enforced in respect of the share at the time of forfeiture, without any deduction or allowance for the value of the shares at the time of forfeiture. 40. The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share as between the shareholder whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly save, or as are by the Act given or imposed in the case of past members. 41. A statutory declaration in writing that the declarant is a Director of the Company, and that a share has been duly forfeited in pursuance of these Articles, and stating the date upon which it was·forfeited, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture thereof, be conclusive evidence of the facts therein stated, and such declaration, together with the receipt of the Company for the N:\LKS'1ncorporation\Petr0leom International Pte, Ltd. (900047)\M&A (Petro1eum lrternational Pte. Ltd.).doc

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consideration (if any) given for the share on the sale or disposition thereof, and a certificate of proprietorship of the share under the seal delivered to the person to whom the same is sold or disposed of, shall constitute a good title to the share and (subject to the execution of any necessary transfer) such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition, and shall not be bound to see to the application of the purchase money (if any), nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

CONVERSION OF SHARES INTO STOCK

Conversion of Shares.

42. (A) The Company may, from time to time, by resolution of a General Meeting convert all or any of its paid-up shares into stock and may from time to time, in like manner, re-convert any such stock into paid-up shares of any denomination.

(B) When any shares have been converted into stock, the several holders of such stock may transfer their respective interests therein, or any part of such interests, in such manner as the Company in General Meeting shall direct, but in default of any such direction in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances will admit. But the Directors may, if they think fit, from time to time fix the minimum amount of stock transferable, and restrict or forbid the transfer of fractions of that minimum, provided that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

(C) The several holders of stock shall be entitled to participate in the dividends and profits of the Company according to the amount of their respective interests in such stock, and such interests shall, in proportion to the amount thereof, confer on the holders thereof respectively the same privileges and advantages for the purpose of voting at meetings of the Company and for other purposes as if they held the shares from which the stock arose, but so that none of such privileges or advantages, except the participation in the dividends, profits and assets of the Company, shall be conferred by any holding or part of a holding of stock as would not if existing in shares, have conferred such privileges or advantages.

(D) All such provisions of these Articles as are applicable to paid-up shares shall apply to stock, and in all such provisions the words "share" and "shareholder" shall include "stock" and "stockholder".

ALTERATIONS OF CAPITAL

Company may alter its capital in certain ways.

43. The Company may alter the conditions of its Memorandum of Association by Ordinary Resolution:-

(A) to consolidate and divide its share capital into shares of larger amount than its existing shares; or

(B) to cancel any shares not taken or agreed to be taken by any person; or

(C) to divide its share capital or any part thereof into shares of smaller amount than is fixed by its Memorandum of Association by sub-division of its existing shares or any of them, subject nevertheless to the provisions of Section 71(1)(d) of the Act, and so that as between the resulting shares, one or more of such shares may by the resolution by which such sub-division is effected be given any preference or advantage as regards dividend, capital, voting or otherwise over the others or any other of such shares;

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Company may Increase its Capital. Unissued and new shares to be first offered to members unless otherwise determined. New sha1'8-S to be ordinary capltail unless otherwise p,ovlded. Rights of Shareholders may be altarE!d. 9 and by Special Resolution:- (Dl to reduce its capital and any capital redemption reserve fund or any share premium account in any manner authorised and subject to any conditions prescribed by the Act. INCREASE OF CAPITAL 44. (Al The Company in General Meeting may from time to time, whether all the shares for the time being authorised shall have been issued or all the shares for the tinie being issued shall have been fully called up or not, increase its share capital by the creation of new shares, such new capital to be of such amount and to be divided into shares of such respective amounts and (subject to any special rights for the time being attached to any existing class of shares) to carry such preferential, deferred or other special rights (if any), or to be subject to such conditions or restrictions fif any), in regard to dividend, return of capital, voting or otherwise, as the General Meeting resolving upon such increase directs. (Bl Subject to the Act, any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the Company are liable, to be redeemed. 45. (A) Unless otherwise determined by the Company in General Meeting any original shares for the time being 11nissued and not allotted and any new shares from time to time to be created shall, before they are issued, be offered to the members in proportion as nearly as may be, to the number of shares held by them. Such offer shall be made by notice specifying the number of shares offered, and limiting a time within which the offer, if not accepted, will be deemed to be declined, and after the expiration of such time or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the Directors may, subject to these Articles, dispose of the same in such manner as they think most beneficial to the Company. The Directors may, in like manner dispose of any such new or original shares as aforesaid, which, by reason of the proportion borne by them to the number of persons entitled to such offer as aforesaid or by reason of any other difficulty in apportioning the same, cannot in the opinion of the Directors be conveniently offered in manner hereinbefore provided. (BJ Except so far as otherwise provided by or pursuant to these Articles or by the conditions of issue, any new share capital shall be considered as part of the original share capital of the Company, and shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture, and otherwise as the original share capital. MODIFICATION OF CLASS RIGHTS 46. Subject to the provisions of the Act, all or any of the rights, privileges or conditions for the time being attached or belonging to any class of shares for the time being forming part of the capital of the Company may from time to time be modified, varied, extended or surrendered in any manner with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with tha sanction of a Special Resolution passed at a separate meeting of the members of that class. To any such separate meeting all the provisions of these Articles as to General Meetings of the Company shall mutatis mutandis apply, b11t so that the necessary quorum shall be members of the class holding or representing by proxy one-third of the capital paid or credited as paid on the issued shares of the class, and every holder of shares of the class N:\LKS\Inc01poration\Petrolcum International Pte. Ltd. (900047)\M&A (Petroleum International Pte. Ltd.).doc

General Meetings. Annual General Meetings. Extraordinary General Meetings. Notice of Meeting. SpeciaJ Business. No business to be transacted unless quorum present. If quorum not present meeting adjourned or dissolved. Ctuiirman of Board to preside at all meetings. 10 in question shall be entitled on a poll to one vote for every such share held by him. Provided that if at any adjourned meeting of the members of such class a quorum as above defined is not present those members who are present shall form a quorum. GENERAL MEETINGS 4 7. A General Meeting shall be held once in every calendar year, at such time and place as may be determined by the Directors, but so that not more than fifteen months shall be allowed to elapse between any two such General Meetings. 48. The above-mentioned General Meetings shall be called Annual General Meetings. All other General Meetings shall be called Extraordinary General Meetings. 49. The Directors may calf an Extraordinary General Meeting whenever they think fit, and Extraordinary General Meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by the Act. 60. Subject to the provisions of the Act relating to the convening of meetings to pass Special Resolutions, and agreements for shorter notice, fourteen days' notice at the least, specifying the place, the day and the hour of meeting, and in the case of special business the general nature of such business, shall be given in manner hereinafter mentioned to such persons as are under the provisions of these Articles entitled to receive notices of General Meetings from the Company, but with the consent of all persons for the time being entitled as aforesaid, a meeting may be convened in such manner as such persons may approve. The accidental omission to give such notice to, or the non-receipt of such notice by, any such person shall not invalidate any resolution passed or proceeding had at any such meeting. PROCEEDINGS AT GENERAL MEETINGS 51. All business shall be deemed special that is transacted at any Extraordinary General Meeting, and all that is transacted at an Annual General Meeting shall also be deemed special, with the exception of sanctioning a dividend, the consideration of the accounts and balance sheets, the reports of the Directors and Auditors and any other documents annexed to the balance sheets, the appointment of Directors in the place of those retiring by rotation or otherwise, the fixing of the remuneration of the Directors and the appointment and fixing of the remuneration of the Auditors. 52. No business shall be transacted at any General Meeting unless a quorum is present. Save herein otherwise provided, the quorum shall be members personally present or represented by proxy or as representing a corporation which is a member not being less than two, but in the event of a corporation being beneficially entitled to the whole of the issued capital of the Company one person representing such corporation shall be a quorum and shall be deemed to constitute a Meeting, and if applicable, the provisions of Section 179 of the Act shall apply. 53. If within half an hour from the time appointed for the holding of a General Meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place, and if at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the members present shall be a quorum. 54. The Chairman (if any) of the Board of Directors shall preside at every General Meeting, but if there be no such Chairman, or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding the same, or shall be unwilling N:\LKS\lncorporation\Petroleum International Pte. Ltd. (900041)\M&A (Petroleum International Pte. Ltd.).doc

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to act as Chairman, the members present shall choose some Director, or if no Director be present, or if all the Directors present decline to take the chair, they shall choose some member present to be Chairman of the meeting.

Notice of adjournment to be given.

55. The Chairman may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given in the same manner as in the case of an original meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

How resolution decided.

56. At all General Meetings resolutions put to the vote of the meeting shall be decided on a show of hands, unless before or upon the declaration of the result of the show of hands a poll be demanded in writing by the Chairman or by any person for the time being entitled to vote at the meeting, and unless a poll be so demanded a declaration by the Chairman of the meeting that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

Poll to be taken as Chairman shall direct.

57. If a poll be demanded in manner aforesaid, it shall be taken at such time and place, and in such manner as the Chairman shall direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

No poll in certain cases.

58. No poll shall be demanded on the election of a Chairman of a meeting, or on any question of adjournment.

Chairman to have casting vote.

59. In the case of an equality of votes, either on a show of hands or on a poll, the Chairman of the meeting shall be entitled to a further or casting vote.

Business to be continued if poll demanded.

60. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business, other than the question for which a poll has been demanded.

VOTES OF MEMBERS

How votes may be given and who can act as proxy.

61. Subject and without prejudice to any special privileges or restrictions as to voting for the time being attached to any special class of shares for the time being forming part of the capital of the Company, every member present in person or by proxy or represented by attorney shall have one vote and upon a poll every such member shall have one vote for every share held by him. A proxy or attorney need not be a member of the Company.

Votes of lunatic member.

62. If any member be a lunatic, idiot or non compos mentis, he may vote by his committee, receiver, curator bonis or other legal curator, and such last mentioned persons may give their votes either personally or by proxy.

Votes of joint holders of shares.

63. If two or more persons are jointly entitled to a share, then in voting upon any question the vote of the senior who tenders a vote, whether in person or by proxy or by an attorney shall be accepted to the exclusion of the votes of the other registered holders of the shares, and for this purpose seniority shall be determined by the order in which the

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names stand in the register of members.

Only members not indebted to Company in respect of shares entitled to vote.

64. Save as herein expressly provided, no person other than a member duly registered and who shall have paid everything for the time being due from him and payable to the Company in respect of his shares, shall be entitled to be present or to vote on any question either personally or by proxy or by an attorney or to be reckoned in a quorum, at any General Meeting.

Instrument appointing proxy to be in writing.

65. (A) The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing. An instrument appointing a proxy to vote at a meeting shall be deemed to include the power to demand or concur in demanding a poll on behalf of the appointor.

(B) Any corporation which is a member of the Company may by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

Instrument appointing a proxy to be left at Company's office.

66. The instrument appointing a proxy, together with the Power of Attorney (if any) under which it is signed or a certified copy thereof, shall be deposited at the office at least forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in such instrument proposes to vote; otherwise the person so named shall not be entitled to vote in respect thereof.

Form of proxy.

67. Any instrument appointing a proxy shall be in writing in the common form or any form approved by the Directors under the hand of the appointor or his attorney duly authorised in writing.

DIRECTORS

First Directors.

68. The first Directors shall be LIAN KIM SENG and LEE HOCK HENG.

Appointment and number of Directors.

69. The Company in General Meeting may, subject to the provisions of these Articles, from time to time appoint new Directors, and may increase or reduce the number of Directors in office, and may alter their qualifications. The number of Directors shall be not less than two and, until otherwise determined by a General Meeting, not more than ten.

Power to add to Directors.

70. Subject to the provisions of these Articles, the Directors shall have power from time to time and at any time to appoint additional Directors. A Director so appointed shall retire from office at the close of the next Annual General Meeting, but shall be eligible for re-election.

Director's qualification.

71. A Director shall not be required to hold any share in the Company.

Alternate Directors.

72. Any Director may from time to time and at any time appoint any person (not disapproved by a majority of the other Directors for the time being) to be an alternate Director of the Company, and may at any time remove the alternate Director so appointed by him from office. An alternate Director so appointed shall not be entitled to receive any remuneration from the Company, but shall be entitled to receive notices of and attend all meetings of the Directors, and to vote as a Director at any such meeting at which the Director appointing him is not present, and generally in the absence of his appointor to perform all the functions of his appointor as a Director. An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director. All appointments and removals of alternate Directors made by any Director in

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Director&' rernunera1ion. Office of Director Vacated in certain cases. Directors may Appoint Managing Director. 13 pursuance of the provisions of this Article shall be in writing under the hand of the Director making the same and left at the office. The nomination of an alternate Director shall be valid if made by facsimile or telex or cable or telegram, provided that such nomination shall be confirmed within three months from the date of such facsimile or telex or cable or telegram by a written nomination complying with the above mentioned requirements, and any act done by the alternate Director .nominated in such facsimile or telex or cable or telegram between the date thereof and the date of the receipt within the prescribed period by the Company of the written nomination shall be as valid and effectual as if such alternate Director had been duly appointed in the first instance, whether such written nomination shall be received by the Company within the prescribed period or not. 73. The remuneration of the Directors shall from time to time be determined by the Company in General Meeting. The Directors shall also be paid such travelling, hotel and other expenses as may reasonably be incurred by them in the execution of their duties including any such expenses incurred in connection with their attendance at Meetings of Directors. If by arrangement with the other Directors any Director shall perfonm or render any special duties or services outside his ordinary duties as a Director, the Directors may pay him special remuneration, in addition to his ordinary remuneration, and such speclal remuneration may be by way of salary, commission, participation in profits or otherwise as may be arranged. A Director may hold any other office or place of profit under the Company (except that of Auditor) in conjunction with his office of Director, and on such terms as to remuneration and otherwise as the Directors shall arrange. 74, 'Subject as herein otherwise provided or to the terms of any subsisting agreement, the office of a Director shall be vacated:- (A) if a receiving order is made against him or he makes any arrangement or composition with his·creditors; (B) if he is found lunatic or becomes of unsound mind; (CJ if he absents himself from the Meetings of Directors for a period of six months without special leave of absence from the other Directors, and they pass a resolution that he has by reason of such absence vacated his office; (D) if he is removed by a resolution of the Company in General Meeting; (El if he shall be requested to vacate office by all the other Directors, and they pass a resolution that he has been so requested and by reason thereof has vacated his office; (Fl if he is prohibited from being a Director by any order made under the provision of the Act; (G) if by notice in writing given to the Company he resigns his office. 75. The Directors may from time to time appoint any one or more of their body to be Managing Director or Managing Directors, for such period and upon such terms as they think fit, and may vest in such Managing Director or Managing Directors such of the powers hereby vested in the Directors generally as they may think fit, and such powers may be made exercisable for such period or periods, and upon such conditions and subject to such restrictions, and generally upon such tenms as to remuneration and otherwise as they may determine, The remuneration of a Managing Director may be by N:U.KS\Incorporation\Peb"Oleum Jnternational Pte. Ltd. (900047)\M&A (Petroleum International Pte. Ltd.).doc.

Special Position of Managing Director. Business of Company to be Managed by Directors. Directors' Borrowi~g powers. Directors' Pensions. Continuing Directors rnay Act to fill vacancies or summon meetings. Directors to Comply with the Act. 14 way of salary or commission or participation in profits, or by any or all of those modes or otherwise as may be thought expedient. 76. A Managing Director shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if he ceases to hold the office of Director he shall ipso facto and immediately cease to be a Managing Director. POWERS AND DUTIES OF DIRECTORS 77. The business of the Company shall be managed by the Directors, who may pay all such expenses of and preliminary and incidental ta the promotion, formation, establishment and registration of the Company as they think fit, and may exercise all such powers of the Company, and do on behalf of the Company all such acts as may be exercised and done by the Company, and as are not by the Act or by these Articles required to be exercised or done by the Company in General Meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Act, and to such regulations being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in General Meeting, but no regulation made by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The Directors may from time to time and at any time by Power of Attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these regulations) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him. 78. (A) The Directors may borrow or raise from time to time for the purposes of the Company or secure the payment of such sums as they think fit, and may secure the repayment or payment of any such sums by mortgage or charge upon all or any of the property or assets of the Company or by the issue of debentures (whether at par or at discount or premium) or otherwise as they think fit. (B) The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director or former Director who had held any other salaried office or place of profit with the Company or to his widow or dependants or relations or connections and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance. 79. The continuing Directors may act at any time notwithstanding any vacancy in their body; Provided always that in case the Directors shall at any time be reduced in number to less than the minimum number prescribed by or in accordance with these Articles, it shall be lawful for them to act as Directors for the purpose of filling up vacancies in their body, or summoning a General Meeting of the Company, but not for any other purpose. 80. The Directors shall duly comply with the provisions of the Act, and particularly the provisions as to registration and keeping copies of mortgages and charges, keeping of the register of members, keeping a register of Directors and entering all necessary particulars therein, and sending a copy thereof or a notification of any changes therein to the Registrar of Companies, and sending to such Registrar an annual return, together with the certificates and the particulars required by the Act, notices as to increase of capital, N:\LKS\lncorporation\Petrolcum International Pte. Ltd. (900047)\M&A (Petroleum International Pte. Ltd.).doc

Declaration of Interest. Restriction on Voting. Quorum. Relaxation of Restrictions on votrng. Power to main tain Pension Fund. 15 returns of allotments and contracts relating thereto; copies of resolutions and agreements, and other particulars connected with the above. 81. (A) A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest in accordance with the provisions of the Act. Save as by the next following paragraph of this Article otherwise provided, a Director shall not vote in respect of any contract or arrangement in which he is interested {and if he shall do so his vote shall not be counted), nor shall he be counted for the purpose of any resolution regarding the same, in the quorum present at the meeting but this Article shall not apply to:- lil any arrangement for giving to him any security or indemnity in respect of money lent by him or obligations undertaken by him for the benefii of the Company; or {ii) any arrangement for the giving by the Company of any security to a third party in respect of a debt or obligation of the Company for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the deposit of a security; or !iii! any contract by him to subscribe for or underwrite shares or debentures of the Company; or (iv) any contract or arrangement with any other company in which he is interested only as a director or other officer or creditor of or as a shareholder in or beneficially Interested in the shares of that company. (BJ A Director, notwithstanding his interest may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any executive office or other office or place of profit under the Company or whereat the Directors resolve to exercise any of the rights of the Company {whether by the exercise of voting rights or otherwise) to appoint or concur in the appointment of a Director to hold any office or place of profit under any other company or whereat the terms of any such appointment are considered, and he may vote on any such matter other than in respect of his own appointment or the arrangement of the terms thereof. (CJ The provisions of this Article may at any time be suspended or relaxed to any extent and either generally or in respect of any particular contract, arrangement or transaction, and any particular contract arrangement · or transaction carried out in contravention of this Article may be ratified by Ordinary Resolution of the Company. 82. The Directors may procure the establishment and maintenance of or participate in or contribute to any non-contributory or contributory pension or superannuation fund or life assurance scheme for the benefit of and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors and other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is a subsidiary of the Company or of the predecessors in business of the Company or of any such subsidiary company, or the wives, widows, families or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription and support to any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid or of its members and payment for or towards the insurance of any such persons as aforesaid, and subscliptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. N:\LKS\Incorporation\Petroleum International Pte. Ltd. (90004'1)\M&A (Petroleum International Pte. Ltd.).doc

Meeting of Directors. Meetings by Teleconference. Director may can meeting of Board. Chairman of Directors-. Powerfot Directors to Apµoint committees. Chairman of Committees. Meetings of Committees. All acts done By Directors to be valid, Minutes to be Made and when signed by Chairman to be Conclusive 16 PROCEEDINGS OF DIRECTORS 83. (A) The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit, and determine the quorum necessary for the transaction of business. Unless otherwise determined, two shall be a quorum. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote. (B) The Directors may meet together either in person or by telephone, radio, conference television or similar communication equipment or any other form of audio or audio-visual instantaneous communication by which all persons participating in the meeting are able to hear and be heard by all other participants, for the despatch of business and adjourn and otherwise regulate their meetings as they think flt and that quorum for such teleconference meetings shall be the same as the quorum required of a Directors' meeting provided under these Articles. A resolution passed by such a conference shall, notwithstanding that the Directors are not present together at one place at the time of conference, be deemed to have been passed at a meeting of the Directors held on the day and at the time at which the conference was held and shall be deemed to have been held at the registered office of the Company, unless otherwise agreed, and all Directors participating at that meeting shall be deemed for all purposes of these Articles to be present at that meeting. 84. A Director may, and on the request of a Director the Secretary shall, at any time summon a meeting of the Directors. 85. The Directors may from time to time elect a Chairman, who shall preside at meetings of the Directors, and determine the period for which he is to hold office, but if no such Chairman be elected, or if at any meeting the Chairman be not present within five minutes after the time appointed for holding the same, the Directors present shall choose some one of their number to be Chairman of such meeting. 86. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committees so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. 87. A Committee may elect a Chairman of Its meetings. If no such chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be Chairman of the meeting. 88. A Committee may meet and adjourn as its members thin!<. proper. Questions arising at any meeting shall be determined by a majority of votes of the members present and in case of an equality of votes, the Chainman shall have a second or casting vote. 89. All acts bona fide done by any meeting of Directors, or of a committee of Directors, or by any person acting as a Director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been fully appointed and was qualified to be a Director. 90. The Directors shall cause proper minutes to be made of all General Meetings of the Company and also of all appointments of officers, and of the proceedings of all meetings of Directors and Committees and of the attendances thereat, and of all business transacted at such meeting; and any such minute of any meeting, if purporting to be N:\LKS\Incorporalion\Petroleum International Pte. Ltd. (900047)\M&A (Petroleum International Pte. Ltd.).doc

evidence. Resolution by Circulation. Secretary. Seal to be Affixed by authority of Boatd and Signed by Director and Counter signed By Secretary or Second Oirector. Power to have a seal for use abroad. Application of Profits. Declaration of Dividends. Payment of Dividends in specie. 17 signed by the Chairman of such meeting, or by the Chairman of the next succeeding meeting, shall be conclusive evidence without any further proof of the facts therein stated. 91. (A) A resolution in writing, signed or approved by letter or facsimile or telex or cable or telegram by all the directors for the time being entitled to receive notice of a meeting of the directors, shall be as valid and effectual as if it had been passed at a meeting of the directors duly convened and held. Any such resolution may consist of several documents in like form, each signed by one or more directors. (BJ The Secretary shall be appointed by the Directors for such time, at such remuneration and upon such conditions as they may think fit, and any Secretary so appointed may be removed by them. The Directors may from time to time, by resolution appoint an assistant or deputy or joint secretary. The first Secretary shall be LIAN KIM SENG. THE SEAL 92. The Directors shall provide for the safe custody of the seal, which shall only be used by the authority of a resolution of the Directors or of a committee of the Directors authorised by the Directors in that behalf, and every instrument to which the seal is affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose, and in favour or any person bona fide dealing with the Company such signatures shall be conclusive evidence of the fact that the seal has been properly affixed. 93. The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors. The Company may also have a 'Share Seal' pursuant to Section 124 of the Act. DIVIDENDS AND RESERVE FUND 94. Subject to any preferential or other special rights for the time being attached to any special class of shares, the profits of the Company which it shall from time to time be determined to distribute by way of dividend shall be applied in payment of dividends upon the shares of the Company in proportion to the amounts paid up or credited as paid up thereon respectively, otherwise than in advance of calls. 95. (Al The Directors may, with the sanction of a General Meeting from time to time declare dividends, but no such dividend shall be payable except out of the profits of the Company. The Directors may, if they think fit, from time to time declare and pay to the members such interim dividends as appear to them to be justified by the position of the Company, and may also from time to time, if in their opinion such payment is so justified, pay any preferential dividends which by the terms of issue of any shares are made payable on fixed dates. No higher dividend shall be paid than is recommended by the Directors, and the declaration of the Directors as to the amount of the net profits shall be conclusive. (BJ With the sanction of a General Meeting any dividend may be paid wholly or in part by the distribution of specific assets and in particular of paid-up shares or debentures of any other company or in any one or more of such ways. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all members, and may vest any such specific assets in trustees N:\LKS\Inoorporation\Petroleum International Pie, Ltd. (900047),M&A (Petroleum International Pie. Ltd.).doc

Directors may Form reserve fl.h'ld and invest. C.pital Reserve. Investment of Reserve Account. Dividend Warrants to be sent to members by post. Capitalisation Of reserves. 18 upOn trust for the members entitled to the dividend as may seem expedient to the Directors. 96. The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve fund or reserve funds, which shall at the discretion of the Directors be applicable for meeting contingencies, or for repairing or maintaining any works connected with the businass of the Company, or shall, as to the whole or in part be applicable for equalising dividends, or for distribution by way of special dividend or bonus, or for such other purposes for which the profits of the Company may lawfully be applied as the Directors may think expedient in the interests of the Company, and pending such application the Directors may employ the sums from time to time so set apart as aforesaid in the business of the Company or invest the same in such securities, other than the shares of the Company, as they may select. The Directors may also from time to time carry forward such sums as they may deem expedient in the interests of the Company. 97. The Directors may establish a reserve to be called either "capital reserve" or "realisation account" and shall either carry to the credit of such reserve from time to time all moneys realised on the sale of any investments held by the Company in excess of the then book price of the same or apply the same in providing for depreciation or contingencies. Such capital reserve or realisation account and all other moneys in the nature of accretion to capital, whether on sale of investments held, or otherwise, shall be treated for all purposes as capital moneys and not as profits available for dividend. Any losses realised on the sale of any investments may be carried to the debit of capital reserve or realisation account except in so far as the Directors shall decide to make good the same out of other funds of the Company. 98. The Directors shall be at liberty to invest any sums carried to any reserve account or accounts upon such investments as they think fit, other than shares of the Company, and from time to time deal with and vary such investments and dispose of all or any part thereof for the benefit of the Company (save as hereinbefore provided) and to divide the ordinary reserve account or accounts into such special accounts as they think fit with full power to employ the assets constituting the ordinary reserve account or accounts in the business of the Company. 99, Every dividend warrant may, unless otherwise directed, be sent by post to the last registered address of the member entitled thereto, and the receipt of the person whOse name at the date of the declaration of the dividend appears on the register of members as the owner of any share, or, in the case of joint holders, of any one of such joint holders, shall be a good discharge to the Company for all payments made in respect of such share. No unpaid dividend or interest shall bear interest as against the Company. CAPITALISATION OF RESERVES, ETC. 100. The Company in General Meeting may at any time and from time to time pass a resolution that any sum not required for the payment or provision of any fixed preferential dividend, and (Al being any part of the undivided profits in the hands of the Company or (BJ for the time being standing to the credit of any reserve fund or reserve account of the Company, including premiums received on the issue of any shares or debentures of the Company, and/or accretion to capital accruing on sale or shown by a valuation or revaluation of any property or assets of the Company, be capitalised, and that such sum be appropriated as capital to and amongst the ordinary shareholders in the proportions in which they would have been entitled thereto if the same had been distributed by way of dividend on the ordinary shares, and in such manner as the resolution may direct, and such resolution shall be effective, and the Directors shall in accordance with such resolution apply such sum in paying up in full any unissued shares or debentures of the Company on behalf of the ordinary shareholders aforesaid, and appropriate such shares or N:\LKS\Incorporation\Petroleum International Pte. Ltd. (900047)\M&A (Petroleum Jnternational Pte. Ltd.).doc

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debentures and distribute the same credited as fully paid up to and amongst such shareholders in the proportions aforesaid in satisfaction of the shares and interests of such shareholders in the said capitalised sum or shall apply such sums or any part thereof on behalf of the shareholders aforesaid in paying up the whole or part of any uncalled balance which shall for the time being be unpaid in respect of any issued ordinary shares held by such shareholders or otherwise deal with such sum as directed by such resolution. Where any difficulty arises in respect of any such distribution, the Directors may settle the same as they think expedient, and in particular they may issue fractional certificates, fix the value for distribution of any fully paid-up shares or debentures, make cash payments to any shareholders on the footing of the value so fixed in order to adjust rights, and vest any such shares or debentures in trustees upon such trusts for the persons entitled to share in the appropriation and distribution as may seem just and expedient to the Directors. When deemed requisite a proper contract for the allotment and acceptance of any shares to be distributed as aforesaid shall be delivered to the Registrar of Companies for registration in accordance with the Act and the Directors may appoint any person to sign such contract on behalf of the persons entitled to share in the appropriation and distribution and such appointment shall be effective.

ACCOUNTS

Accounts to be Kept.

101. The Directors shall cause proper accounts to be kept:-

(A) of the assets and liabilities of the Company;

(B) of all sums of money received and expended by the Company, and the matters in respect of which such receipts and expenditure take place; and

(C) of all sales and purchases of goods by the Company.

The books of account shall be kept at the office, or at such other place as the Directors shall think fit, and shall always be open to the inspection of the Directors.

Accounts and Books may be inspected by members.

102. The Directors shall from time to time determine whether, in any particular case or class of cases, or generally and to what extent, and at what times and places and under what conditions or regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of members, and no member (not being a Director) shall have any rights of inspecting any account or book or document of the Company, except as conferred by the Act or authorised by the Directors or by a resolution of the Company in General Meeting.

Profit and Loss Account to be Made up and laid before Company.

103. The Directors shall at some date not later than 18 months after the incorporation of the Company and subsequently once at least in every calendar year shall at intervals of not more than fifteen months lay before the Company in Annual General Meeting a duly audited profit and loss account for the period since the preceding account, or (in the case of the first account) since the incorporation of the Company, made up to a date not more than six months before such meeting. A duly audited balance sheet shall also be made out in every year as at the date to which the profit and loss account is made up, and shall be laid before the Company in Annual General Meeting. The said account and balance sheet shall be accompanied by such reports and documents and shall contain such particulars as are prescribed by the Act and the Directors shall in their report state the amount which they recommend to be paid by way of dividend, and the amount (if any) which they propose to carry to any reserve fund. A copy of every profit and loss account and balance sheet including every document required by law to be attached thereto shall be sent to all persons entitled to receive notice of such meeting as required by the Act.

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AUDIT

Accounts to be audited.

104. Once at least in every year the accounts of the Company shall be examined, and the correctness of the profit and loss account and balance sheet ascertained by one or more Auditor or Auditors, and the provisions of the Act and any modification or re-enactment thereof for the time being in force in regard to audit and Auditors shall be observed.

NOTICES

Service of Notices by Company.

105. A notice or any other document may be served by the Company upon any member either personally or by sending it through the post in a prepaid letter addressed to such member at his registered address as appearing in the register of members. In the case of a member having a registered address outside of Singapore or Malaysia service shall be effected by prepaid air mail post.

How joint Holders of shares may be served.

106. All notices directed to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the register of members, and any notice so given shall be sufficient notice to the holders of such share.

Notices in case Of death or Bankruptcy.

107. A notice may be given by the Company to the persons entitled to any share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name or by the title of representatives or trustees of such deceased or bankrupt member, at the address (if any) in the Republic of Singapore or Malaysia supplied for the purpose by such persons as aforesaid, or (until such an address has been supplied) by giving the notice in the manner in which the same would have been given if the death or bankruptcy had not occurred.

When service Effected.

108. Any notice or other document, if served or sent by post, shall be deemed to have been served or delivered at the time when the letter containing the same is put into the post, and in proving such service or sending it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post office as a prepaid letter. In the case of air mail post the notice shall be deemed to have been served 3 days after the same is put into the post.

WINDING UP

Distribution of Assets in specie.

109. If the Company shall be wound up, the Liquidators may, with the sanction of a Special Resolution, divide among the members in specie any part of the assets of the Company, and any such division may be otherwise than in accordance with the existing rights of the members, but so that if any division is resolved on otherwise than in accordance with such rights the members shall have the same right of dissent and consequential rights as if such resolution were a Special Resolution passed pursuant to Section 306 of the Act. A Special Resolution sanctioning a transfer or sale to another company duly passed pursuant to the Act may in like manner authorise the distribution of any shares or other consideration receivable by the Liquidators amongst the members otherwise than in accordance with their existing rights, and any such determination shall be binding upon all the members, subject to the right of dissent and consequential rights conferred by the Act.

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tndemnity, 21 INDEMMTY 11 O. Every Director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities r,ncluding any such liability as is mentioned in the Act), which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no such Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by the Act. N:\LKS\lncorporation\Petroleum International Pte. Lid. (900047)\M&A (Petroleum lnternational Pte. Ltd.).doc

22 Names, Addresses and Descriptions of Subscribers LIAN KIM SENG 41 Jurong East Avenue 1 #05-02 Pare Oasis Singapore 609777 (Company Secretary) LEE HOCK HENG Apt Blk 862A Tampines Street 83 #13-418 Singapore 521862 (Executive) ~ Dated this 281 h day of January 2003 Witness to the above Signatures:- J#l~~ NITA SIM GEOK HOON Praetising Chartered Secretary DrewCorp Services Pte Ltd 20 Raffles Place #09-01 Ocean Towers Singapore 048620 N:\LKS\lucorponltion\Petroleum International Pte. Ltd. (900047)\M&A (Petroleum. International Pie. Ltd.).doc